LOAN AGREEMENT

THIS LOAN AGREEMENT (the "Agreement") is entered into as of the 14 day of February 2005 by and between LIVE OAK INVESTMENTS GROUP LLC, a Delaware limited liability company (referred to herein by reference as the "Lender") and AZUR INTERNATIONAL, INC, a Nevada corporation ("Borrower").

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A. This Agreement sets forth the terms and conditions under which Lender agrees to provide Borrower, and Borrower agrees to repay, a loan in the principal amount of SEVEN HUNDRED THOUSAND DOLLARS ($700,000) (the "Loan"). The Loan is evidenced by a Promissory Note, which is attached hereto as Exhibit "A" (the "Note").

B. Borrower and Lender wish to set forth certain understandings between themselves in connection with the Loan and to set forth certain additional financial and other covenants to be maintained in connection with the Loan, in accordance with the terms and provisions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

1. Incorporation of Recitals. The foregoing recitals are incorporated herein by reference.

2. Lender's Obligations. Lender agrees to provide Borrower, a loan in the principal amount of SEVEN HUNDRED THOUSAND DOLLARS ($700,000) (the "Loan" or the "Principal").

3. Repayment; Deliverables. Borrower agrees to repay the Loan as follows:

3.1. Repayment. The repayment of the Loan, including any prepayments, shall be governed by and repayable in accordance with terms and conditions of the Note.

3.2 Prepayment. This Loan may be prepaid in whole or in part at any time without penalty or premium.

3.3 Surrender of Agreement to be Paid in Full. At such time as the Loan is paid by the Borrower in full as to Principal, the Lender shall surrender this Agreement and the Note to the Borrower for cancellation after payment.

4. Events of Default. Each of the following is an event of default ("Event of Default):

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4.1. If Borrower fails to pay any amount of the Principal due under this Agreement or the Note when due in accordance with their terms and conditions, subject to any applicable grace period set forth in this Agreement, if any; or

4.2. If there occurs any default under any other term of this Agreement or the Note; or

4.3. If any representation or warranty of Borrower hereunder shall prove to be incorrect in any material respect; or

4.4. Borrower (i) files a voluntary petition in bankruptcy or a petition or answer seeking or acquiescing in any reorganization or for an arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself pursuant to any law or regulation relating to any relief from debtors, now or hereafter in effect; or (ii) makes an assignment for the benefit of creditors or admits in writings its inability to pay or fails to pay its debts as such become due; or (iii) suspends payment of its obligations or takes any action in furtherance of the foregoing; or (iv) consents to or acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator or other similar official of Borrower, for all or any part of the assets of the Borrower; or (v) has filed against it an involuntary petition, arrangement, composition, readjustment, liquidation, dissolution, or an answer proposing an adjudication of it as bankrupt or insolvent or is subject to reorganization, an action seeking to appoint a trustee, receiver, custodian, or conservator, or liquidator, or any similar law, now or hereinafter in effect; or (vi) consents to the filing of any such petition or answer, or shall fail to deny the material allegations of the same in a timely manner; or (vii) has an attachment levied against all or a substantial part of the assets of the Borrower; or

4.5. The occurrence of an Event of Default under this Agreement shall be and constitute a default and entitles Lender to immediately exercise remedies available by law.

4.6. In the event that any monies owed pursuant to the terms of this Loan are not fully paid within ten (10) business days after the same becomes due and payable in accordance with the terms of this Agreement and the Note, the Borrower shall be deemed in default of this Agreement and the Note.

5. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed by registered or certified mail, return receipt requested, first class postage prepaid, as follows:

If to Lender:

LIVE OAK INVESTMENTS GROUP LLC
3499 SHELL LANDING BLVD.
GAUTIER, MS. 39553
ATTN: CARL CRAWFORD

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If to Borrower:

Azur International Inc.
801 Brickell Avenue Suite 900
Miami, FL 33131

6. Miscellaneous.

6.1. Survival. All covenants, agreements, representations and warranties of the parties or any party contained in this Agreement, or otherwise made in writing in connection with the transaction contemplated hereby, shall survive the consummation of the undertakings herein and the parties agree to do all things necessary and execute all documents necessary to accomplish the covenants, agreements, representations, and terms of this Agreement to the extent necessary to carry out the terms of this Agreement.

6.2. Successors and Assigns. All covenants, agreements and representations contained in this Agreement shall bind the heirs, executors, successors, assigns and transferees of the parties, and shall inure to the benefit of the heirs, executors, successors, assigns and transferees of the parties in the same manner and to the same extent and with like effect as if such heirs, executors, successors and assigns were named in such covenants, agreements and representations and were made parties to this Agreement.

6.3. Entire Agreement. All prior negotiations of the parties or any party relating to the subject matter hereof, have been merged in and are superseded by this Agreement, and this Agreement together with all related agreements and documents attached hereto contain the entire Agreement of the parties, and there are no promises, agreements, understandings, representations, warranties or conditions of any nature not set forth in this instrument, made as an inducement to the execution hereof or otherwise.

6.4. Amendments; Modification. No amendment or modification of this Agreement shall be effective unless made in writing, duly executed by or on behalf of the party or parties affected thereby. No forbearance by any party to enforce any provision hereof or any right existing hereunder shall constitute a waiver of any such provision or right or be deemed to effect a modification of this Agreement.

6.5. Governing Law; Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of Florida, without regard to its conflicts or choice of law. In the event of any dispute arising hereunder, the parties hereby agree to submit to the jurisdiction and venue of the appropriate courts located in Miami, Florida.

6.6. Waivers and Remedies. The waiver by any one or more of the parties of any other parties' prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the failure by any one or more of the

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parties to exercise any right or remedy which any of them may possess hereunder, shall not operate or be construed as a bar to the exercise of such right or remedy by any of the other parties, or by such party, upon the occurrence of any subsequent breach or violation. No right or remedy conferred upon or reserved to any or all of the parties by this Agreement shall exclude any other right or remedy, but each such right or remedy shall be cumulative and shall be in addition to every other right or remedy hereunder or available at law or in equity.

6.7. Severability. If any one or more of the words, phrases, sentences, clauses, articles, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, article or articles, clause or clauses, section or sections, subsection or subsections, had not been inserted, and the remainder of this Agreement shall continue to be of full force and binding legal effect.

6.8. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute but one and the same instrument, and any party hereto may execute this Agreement by signing any such counterparts.

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IN WITNESS WHEREOF the parties hereto have executed this document on the date first written above.

LENDER:

LIVE OAK INVESTMENTS GROUP LLC
a Delaware limited liability company

By: ______________________
Carl Crawford, Manager

BORROWER:

AZUR INTERNATIONAL, INC.
a Florida corporation

By: ______________________
Donald Winfrey, President

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